                        SUBSIDIARIES OF THE REGISTRANT
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
                            State or Other
                            Jurisdiction of
Name of                     Incorporation            Percentage
Subsidiary                  or Organization            Owned
----------                  ---------------            -----
Casmyn Mining                   Nevada                  100
Corporation

Casmyn Corporation              Nevada                  100
of South Africa, Ltd.

Casmyn International            Nevada                  100
Ltd.

Vector South Africa             Nevada                  100

Casmyn Mining                   Zambia                  100
(Zambia) Ltd.

Casmyn-Ages                     Ghana                   100
Mining Company
Limited

Casmyn                          Bahamas                  55
International Inc.

Casmyn Gold                     Bahamas                 100
Corporation

Auromar                         British                 100
Development                     Columbia,
Corporation                     Canada

Casmyn Mining                   Zimbabwe                100
Zimbabwe (Private)
Ltd.

Matabeleland                    Zimbabwe                100
Minerals (Private)
Limited

Greenhorn Mines                 Zimbabwe                100
(Private) Limited

Turk Mines (Private)            Zimbabwe                100
Limited

Morveen Mining                  Zimbabwe                100
(Private) Limited

Motapa Minerals                 Zimbabwe                100
(Private) Limited

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